UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 15, 2008

WaferGen Bio-systems, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-136424	20-3699764
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Bayside Technology Center 46531Fremont Blvd., Fremont CA		94538
(Address of principal executive offices)		(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 15, 2008, the Company's Chief Executive Officer and Director, Alnoor Shivji, and two other Directors, Nadine Smith and Dean Hautamaki, modified or entered into "Rule 10b5-1 Plans" to purchase the Company's common stock. Mr. Shivji amended a plan originally entered into by him on November 14, 2008; Ms. Smith and Dr. Hautamaki entered into new plans.  As amended, Mr. Shivji's plan calls for him to purchase up to 10,000 shares per week at the prevailing market price (subject to a limit of $2.25 per share) over a period of twelve weeks.  Ms. Smith's plan calls for her to purchase up to 10,000 shares per week at the prevailing market price (subject to a limit of $2.25 per share) over a period of twelve weeks.  Dr. Hautamaki's plan calls for him to purchase up to 2,500 shares per week at the prevailing market price (subject to a limit of $2.25 per share and an aggregate limit of $20,000) over a period of twelve weeks.  The purchases under the plans are intended be carried out within the safe-harbor requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The volume limitations under Rule 10b-18 may limit the number of shares purchased by any or all of the purchasers in any given week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.

Date: December 15, 2008	By:	/s/ Amjad Huda
Amjad Huda
Chief Financial Officer